Exhibit 4.6

Dated as of February 16, 2018

EATON CORPORATION
as Issuer

and

THE BANK OF NEW YORKMELLON TRUST COMPANY, N.A.,
as Trustee

_____________________________________________

FIFTH SUPPLEMENTAL INDENTURE
to Indenture dated as of November 20, 2012 (as amended and supplemented from time to time)
_____________________________________________

FIFTH SUPPLEMENTAL INDENTURE, dated as of February 16, 2018 (this "Supplemental Indenture") among Eaton Corporation, an Ohio corporation, as issuer (the "Company") and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee").
W I T N E S S E T H
WHEREAS, the Company (as successor to Turlock Corporation, an Ohio corporation) and the Trustee are parties to an indenture dated as of November 20, 2012 (the "Base Indenture"), as supplemented by a first supplemental indenture dated as of November 30, 2012 among the Company, the new guarantors party thereto and the Trustee (the "First Supplemental Indenture"), a second supplemental indenture dated as of January 8, 2013 among the Company, the new guarantors party thereto and the Trustee (the "Second Supplemental Indenture"), a third supplemental indenture dated as of December 20, 2013 among the Company, the new guarantor party thereto and the Trustee(the "Third Supplemental Indenture"), and a fourth supplemental indenture dated as of December 20, 2017 and effective as of January 1, 2018 (the "Fourth Supplemental Indenture", and together with the Base Indenture, First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture, the "Indenture"), providing for the issuance by the Company of $1,600,000,000 aggregate principal amounts of 2.750% Senior Notes due 2022 (the "2022 Notes"), $700,000,000 aggregate principal amount of 4.000% Senior Notes due 2032 (the "2032 Notes") and $1,000,000,000 aggregate principal amount of 4.150% Senior Notes due 2042 (the "2042 Notes" and, together with the 2022 Notes and the 2032 Notes, the "Securities");
WHEREAS, Section 901(7) of the Indenture provides, among other things, that the Company and the Trustee may enter into one or more supplemental indentures to the Indenture without the consent of any holder of a Note that do not adversely affect the interests of the holders of the Notes in any material respect;
WHEREAS, the Company has determined that it is in its best interest to amend Section 801(3) of the Indenture to clarify that the conditions therein do not apply to certain consolidations or mergers with Parent or the Company as the surviving corporation; and
WHEREAS, pursuant to Section 903 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
1.CAPITALIZED TERMS. CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE INDENTURE.
2.    AMENDMENT. CLAUSE (3) OF SECTION 801 IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:
(3) THE COMPANY, PARENT OR SUCH PERSON HAS DELIVERED TO THE TRUSTEE AN OFFICERS' CERTIFICATE AND AN OPINION OF COUNSEL, EACH

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STATING THAT SUCH CONDOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE AND ANY SUPPLEMENTAL INDENTURE COMPLY WITH THIS ARTICLE AND THAT ALL CONDITIONS PRECEDENT PROVIDED FOR IN THIS SECTION 801 RELATING TO SUCH TRANSACTION HAVE BEEN COMPLIED WITH; PROVIDED THAT, THIS CLAUSE (3) WILL NOT APPLY TO A CONSOLIDATION OR MERGER OF A SUBSIDIARY OF PARENT (OTHER THAN THE COMPANY) WITH OR INTO PARENT OR THE COMPANY, WITH PARENT OR THE COMPANY AS THE SURVIVING CORPORATION (AS THE CASE MAY BE).
3.    SEVERABILITY. IN CASE ANY PROVISION OF THIS SUPPLEMENTAL INDENTURE SHALL BE INVALID, ILLEGAL OR UNENFORCEABLE, THE VALIDITY, LEGALITY, AND ENFORCEABILITY OF THE REMAINING PROVISIONS SHALL NOT IN ANY WAY BE AFFECTED OR IMPAIRED THEREBY.
4.    TRUSTEE DISCLAIMER. THE RECITALS CONTAINED IN THIS SUPPLEMENTAL INDENTURE SHALL BE TAKEN AS THE STATEMENTS OF THE COMPANY AND THE TRUSTEE ASSUMES NO RESPONSIBILITY FOR THEIR CORRECTNESS. THE TRUSTEE MAKES NO REPRESENTATIONS AS TO THE VALIDITY OR SUFFICIENCY OF THIS SUPPLEMENTAL INDENTURE. ALL RIGHTS, PROTECTIONS, PRIVILEGES, INDEMNITIES AND BENEFITS GRANTED OR AFFORDED TO THE TRUSTEE UNDER THE BASE INDENTURE SHALL BE DEEMED INCORPORATED HEREIN BY THIS REFERENCE AND SHALL BE DEEMED APPLICABLE TO ALL ACTIONS TAKEN, SUFFERED OR OMITTED BY THE TRUSTEE UNDER THIS SUPPLEMENTAL INDENTURE.
5.    COUNTERPARTS. THIS SUPPLEMENTAL INDENTURE MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS, EACH OF WHICH SHALL BE AN ORIGINAL BUT ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE INSTRUMENT. EACH COUNTERPARTY MAY CONSIST OF A NUMBER OF COPIES HEREOF, EACH SIGNED BY LESS THAN ALL, BUT TOGETHER SIGNED BY ALL, OF THE PARTIES HERETO.
6.    HEADINGS. THE HEADINGS OF THE SECTIONS IN THIS SUPPLEMENTAL INDENTURE ARE FOR CONVENIENCE OF REFERENCE ONLY AND SHALL NOT BE DEEMED TO ALTER OR AFFECT THE MEANING OR INTERPRETATION OF ANY PROVISIONS HEREOF.
7.    GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Indenture to be duly executed by its proper and duly authorized officer(s) as of the date set forth above.
EATON CORPORATION

By:	/s/ Trent M. Meyerhoefer Name: Trent M. Meyerhoefer Title: Senior Vice President – Treasury

By:	/s/ Lizbeth L. Wright Name: Lizbeth L. Wright Title: Assistant Secretary

[Signature Page to Fifth Supplemental Indenture to 2012 Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ R. Tarnas Name: R. Tarnas Title: Vice President

[Signature Page to Fifth Supplemental Indenture to 2012 Indenture]